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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 20, 2001


                               Mazel Stores, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)



            OHIO                        0-21597            34-1830097
-----------------------------------  --------------   ----------------------
(State or other jurisdiction          (Commission       (I.R.S. Employer
         of incorporation)             File Number)     Identification No.)


31000 Aurora Road, Solon, Ohio                                44139
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(Address of principal executive offices)                    (Zip Code)


                                 (440) 248-5200
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               Registrant's telephone number, including area code




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Item 5.  Other Events
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On August 21, 2001, Mazel Stores, Inc., an Ohio corporation (the "Company"), closed on a $70 million, three-year, senior revolving credit facility with IBJ Whitehall Retail Finance. Under the new credit facility, the Company also borrowed $8 million through a Tranche B loan with Wingate Capital, Ltd. and $1 million through a Tranche C loan with The Provident Bank and National City Bank. The credit facility is governed by the provisions of a Loan and Security Agreement for Senior Secured Credit Facility, dated August 20, 2001, by and among IBJ Whitehall Retail Finance, as a Tranche A Lender and Administrative Agent and Collateral Agent for the Lenders referenced therein, Wingate Capital Ltd., The Provident Bank, National City Bank, and Mazel Stores, Inc. and its subsidiaries, as Borrowers, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.


Item 7. Exhibits
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See Exhibit Index on page 3 of this report.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  Mazel Stores, Inc.
                                  (Registrant)


Date: August 30, 2001             By:  /s/ Peter J. Hayes
                                       ---------------------------
                                       Name: Peter J. Hayes
                                       Title: Chief Executive Officer




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Exhibit Index
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Exhibit No.       Description
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4.1  Loan and Security Agreement for Senior Secured Credit Facility, dated
     August 21, 2001, by and among IBJ Whitehall Retail Finance, a Division of IBJ Whitehall Business Credit Corporation, as a Tranche A Lender and Administrative Agent and Collateral Agent for the Lenders referenced therein, Wingate Capital Ltd., as the Tranche B Lender, The Provident Bank and National City Bank, each a Tranche C Lender, Mazel Stores, Inc., as Lead Borrower and Odd-Job Acquisition Corp., Odd Job Trading Corp., ZS Peddler's Mart, Inc., and HIA Trading Associates as Borrowers.

4.2 Tranche C Warrant Agreement, dated August 21, 2001, by and among Mazel Stores, Inc., The Provident Bank, and National City Bank.

99.1 Press Release, dated August 22, 2001